SECURITIES AND EXCHANGE COMMISSION

                             Washington, D. C. 20549


                                    FORM 8-K


                                 CURRENT REPORT


                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


Date of Report (Date of earliest event reported)         January 29, 2002
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                              THE SOUTHERN COMPANY
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             (Exact name of registrant as specified in its charter)


       Delaware                         1-3526             58-0690070
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(State or other jurisdiction         (Commission          (IRS Employer
     of incorporation)               File Number)       Identification No.)


     270 Peachtree Street, NW, Atlanta, Georgia             30303
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     (Address of principal executive offices)              (Zip Code)

Registrant's telephone number, including area code        (404) 506-5000
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                                       N/A
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 (Former name or former address, if changed since last report.)



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Item 5.         Other Events.
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                On January 29, 2002, The Southern Company ("Southern") and
Southern Company Capital Funding, Inc. ("Funding") entered into an Underwriting Agreement covering the issue and sale by Funding of $400,000,000 aggregate principal amount of its Series A 5.30% Senior Notes due February 1, 2007 (the "Series A Senior Notes") and the guarantee of the Series A Senior Notes by Southern. The Series A Senior Notes were registered under the Securities Act of 1933, as amended (the "Securities Act"), pursuant to the shelf registration statement (Registration Statement Nos. 333-65178, 333-65178-01, 333-65178-02 and
333-65178-03) of Southern and Funding.

Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits.
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         (c) Exhibits.

          1 Underwriting Agreement, dated January 29, 2002, among Southern Funding and Goldman, Sachs & Co., Barclays Capital Inc., Commerzbank Capital Markets Corp., First Union Securities, J.P. Morgan Securities Inc. and The Williams Capital Group, L.P., as the Underwriters.

          4.1 Senior Note Indenture dated as of February 1, 2002, among Southern, Funding and The Bank of New York, as Trustee.

          4.2 First Supplemental Indenture to Senior Note Indenture dated as of February 1, 2002, providing for the issuance of the Series A Senior Notes.

          4.9  Form of Series A Senior Note. (included in Exhibit 4.2 above).

          12.1 Computation of ratio of earnings to fixed charges.

          12.2 Computation of ratio of earnings to fixed charges plus preferred dividend requirements (pre-income tax basis).



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                                    SIGNATURE

                Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:     February 1, 2002              THE SOUTHERN COMPANY



                                        By
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                                                 Tommy Chisholm
                                                 Secretary